UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: March 20, 2006

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32261

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 — Unregistered Sales of Equity Securities.

On March 20, 2006, ATP Oil & Gas Corporation (the “Company”) entered into a Subscription Agreement for the private placement of 150,000 shares of its 12 1/2% series B cumulative perpetual preferred stock, par value, $0.001 per share (the “Preferred Stock”), at a price of $1,000.00 per share. The Preferred Stock is not convertible into the Company’s common stock. Aggregate gross proceeds to the Company were $150.0 million and the Company paid $4.50 million in placement agent commissions. The issuance of the Preferred Stock is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Regulation D, Rule 506 promulgated thereunder because the transaction did not involve a public offering and the Preferred Stock was offered and issued only to institutional accredited investors.

Item 9.01. — Financial Statements and Exhibits

(c)	Exhibits

	4.1	Statement of Resolutions Establishing the 12 1/2% Series B Cumulative Perpetual Preferred Stock of ATP Oil & Gas Corporation

	4.2	Form of Subscription Agreement

	99.1	Form of Stock Certificate

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: March 21, 2006	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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